Exhibit 99.1
CR-09-05
THE GEO GROUP REPORTS FOURTH QUARTER 2008 RESULTS
•	4Q GAAP Income from Continuing Operations Increased to $20.2 Million — $0.39 EPS

•	4Q Pro-Forma Income from Continuing Operations Increased to $19.3 Million — $0.37 EPS

•	4Q Operating Revenues Increased to $256.5 Million from $250.0 Million

•	Issues 2009 Earnings Guidance — Pro Forma EPS Range of $1.30 to $1.36
Boca Raton, Fla. — February 12, 2009 — The GEO Group (NYSE: GEO) (“GEO”) today reported fourth quarter and full-year 2008 financial results. GEO reported fourth quarter 2008 GAAP income from continuing operations of $20.2 million, or $0.39 per share, based on 51.7 million diluted weighted average shares outstanding compared to $10.5 million, or $0.20 per share, based on 51.8 million diluted weighted average shares outstanding in the fourth quarter of 2007. GEO’s fourth quarter 2008 GAAP results benefited from a one-time international tax benefit in South Africa and a lower than expected effective tax rate as a result of state tax related benefits. For the full-year 2008, GEO reported GAAP income from continuing operations of $61.5 million, or $1.19 per share, based on 51.8 million diluted weighted average shares outstanding compared to $38.1 million, or $0.77 per share, based on 49.2 million diluted weighted average shares outstanding for the full-year 2007.
Fourth quarter 2008 pro forma income from continuing operations increased to $19.3 million, or $0.37 per share, based on 51.7 million diluted weighted average shares outstanding from pro forma income from continuing operations of $13.1 million, or $0.25 per share, based on 51.8 million diluted weighted average shares outstanding in the fourth quarter of 2007. For the full-year 2008, pro forma income from continuing operations increased to $65.0 million, or $1.25 per share, on 51.8 million diluted weighted average shares outstanding from pro forma income from continuing operations of $48.3 million, or $0.98 per share, based on 49.2 million diluted weighted average shares outstanding for the full-year 2007.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong fourth quarter earnings results. During the quarter, we brought on-line more than 2,650 new correctional and detention beds representing approximately $51.0 million in annual operating revenues. These latest projects demonstrate the strength of our business and our industry. Our business units continue to deliver sound operational and financial results, and the demand drivers in our industry remain fundamentally strong. Our pipeline of new projects under development scheduled for opening between 2009 and 2010 now totals more than 8,000 beds, and we remain optimistic about the new business development opportunities being pursued by all three of our business units.”
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Pro forma income from continuing operations excludes start-up/transition expenses, international bid and proposal costs, and other items as set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the fourth quarter and full-year 2008. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

In thousands except per share data)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	28-Dec-08	30-Dec-07	28-Dec-08	30-Dec-07
Income from continuing operations	$20,216	$10,523	$61,453	$38,089
2008 Adjustments
Start-up/transition expenses, net of tax	839	—	5,063	—
International bid and proposal expenses, net of tax	131	—	377	—
International tax benefit	(1,875)	—	(1,875)	—
2007 Adjustments
Start-up/transition expenses, net of tax	—	1,316	—	5,085
Write off deferred financing fees, net of tax	—	—	—	2,972
Deferred acquisition expenses, net of tax	—	844	—	844
Construction cost overruns, net of tax	—	—	—	536
Contract phase out costs, net of tax	—	424	—	813

Pro forma income from continuing operations	$19,311	$13,107	$65,018	$48,339

Diluted earnings per share
Income from Continuing Operations	$0.39	$0.20	$1.19	$0.77
2008 Adjustments
Start-up/transition expenses, net of tax	0.02	—	0.10	—
International bid and proposal expenses, net of tax	—	—	—	—
International tax benefit	(0.04)	—	(0.04)	—
2007 Adjustments
Start-up/transition expenses, net of tax	—	0.02	—	0.10
Write off deferred financing fees, net of tax	—	—	—	0.06
Deferred acquisition expenses, net of tax	—	0.02	—	0.02
Construction cost overruns, net of tax	—	—	—	0.01
Contract phase out costs, net of tax	—	0.01	—	0.02

Diluted pro forma earnings per share	$0.37	$0.25	$1.25	$0.98

Weighted average shares outstanding	51,731	51,774	51,830	49,192
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Business Segment Results
The following table presents a summary of GEO’s segment financial results for the fourth quarter and full-year 2008.
Table 2. Business Segment Result

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	28-Dec-08	30-Dec-07	28-Dec-08	30-Dec-07
Revenues
U.S. Corrections	191,008	158,176	711,038	629,339
International Services	25,746	33,909	128,672	127,991
GEO Care	28,336	30,274	117,399	110,165
Construction	11,363	27,635	85,897	108,804

	$256,453	$249,994	$1,043,006	$976,299

Operating Expenses
U.S. Corrections	135,099	116,418	516,963	464,617
International Services	23,048	30,672	116,379	115,618
GEO Care	24,761	26,619	103,140	98,557
Construction	11,350	27,998	85,571	109,070

	$194,258	$201,707	$822,053	$787,862

Depreciation & Amortization Expense
U.S. Corrections	9,093	7,916	34,010	30,401
International Services	355	359	1,556	1,351
GEO Care	435	485	1,840	1,466
Construction	—	—	—	—

	$9,883	$8,760	$37,406	$33,218

Compensated Mandays
U.S. Corrections	3,827,665	3,451,104	14,649,701	13,842,264
International Services	525,161	500,346	2,100,643	2,017,750
GEO Care	133,980	136,773	542,849	510,627

	4,486,806	4,088,223	17,293,193	16,370,641

Revenue Producing Beds
U.S. Corrections	45,925	40,063	45,925	40,063
International Services	5,771	5,771	5,771	5,771
GEO Care	1,476	1,503	1,476	1,503

	53,172	47,337	53,172	47,337

Average Occupancy
U.S. Corrections	95.0%	96.0%	96.0%	96.3%
International Services	100%	100%	100%	100%
GEO Care	100%	100%	100%	100%

	95.7%	96.0%	96.6%	96.6%

Adjusted EBITDA
Fourth quarter 2008 Adjusted EBITDA increased to $49.0 million from $35.4 million in the fourth quarter of 2007. Adjusted EBITDA for the full-year 2008 increased to $164.8 million from $137.4 million for the full-year 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the fourth quarter and full-year 2008.
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Table 3. Reconciliation from Adjusted EBITDA to GAAP Net Income

(In thousands)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	28-Dec-08	30-Dec-07	28-Dec-08	30-Dec-07
Net income	$16,437	$11,477	$58,902	$41,845
Discontinued operations, (income) loss	3,779	(954)	2,551	(3,756)
Interest expense, net	7,070	5,793	23,157	27,305
Income tax provision	10,235	6,123	34,033	22,293
Depreciation and amortization	9,883	8,760	37,406	33,218

EBITDA	$47,404	$31,199	$156,049	$120,905

Adjustments, pre-tax
2008 Adjustments
Start-up/transition expenses	1,358	—	8,187	—
International bid and proposal expenses	212	—	606	—
2007 Adjustments
Start-up/transition expenses	—	2,122	—	8,203
Write off deferred financing fees	—	—	—	4,794
Deferred acquisition expenses	—	1,361	—	1,361
Construction cost overruns	—	—	—	864
Contract phase out costs	—	685	—	1,313

Adjusted EBITDA	$48,974	$35,367	$164,842	$137,440

Adjusted Free Cash Flow
Adjusted Free Cash Flow for the fourth quarter of 2008 increased to $35.6 million from $17.8 million for the fourth quarter of 2007. Adjusted Free Cash Flow for the full-year 2008 increased to $103.3 million from $76.9 million for the full-year 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow. The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP income from continuing operations for the fourth quarter and full-year 2008.
Table 4. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	28-Dec-08	30-Dec-07	28-Dec-08	30-Dec-07
Income from Continuing Operations	$20,216	$10,523	$61,453	$38,089
Depreciation and Amortization	9,883	8,760	37,406	33,218
Income Tax Provision	10,235	6,123	34,033	22,293
Income Taxes Paid	(3,839)	(9,668)	(29,895)	(26,413)
Stock Based Compensation Included in G&A	1,563	1,035	4,469	3,409
Maintenance Capital Expenditures	(2,476)	(2,971)	(11,749)	(10,767)
Equity in Earnings of Affiliates, Net of Income Tax	(2,614)	(671)	(4,623)	(2,151)
Minority Interest	79	115	376	397
Amortization of Debt Costs and Other Non-Cash Interest	985	406	3,040	2,271
Write-off of Deferred Financing Fees	—	—	—	4,794
Start-up/transition expenses	1,358	2,122	8,187	8,203
International bid and proposal expenses	212	—	606	—
Deferred acquisition expenses	—	1,361	—	1,361
Construction cost overruns	—	—	—	864
Contract phase out costs	—	685	—	1,313

Adjusted Free Cash Flow	$35,602	$17,820	$103,303	$76,881

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2009 Financial Guidance
GEO has issued its financial guidance for 2009. GEO expects 2009 operating revenues to be in the range of $1.01 billion to $1.03 billion, excluding pass-through construction revenues. GEO expects 2009 earnings to be in the pro forma range of $1.30 to $1.36 per share, exclusive of $0.04 per share in after-tax start-up/transition expenses and international proposal costs. GEO expects GAAP earnings to be in a range of $1.26 to $1.32 per share.
GEO’s 2009 earnings guidance is impacted by higher interest expense and negative trends in key foreign exchange rates. Interest expense is negatively impacted by approximately $2.0 million pre-tax as a result of the recent exercise by a counterparty of a call provision on GEO’s senior unsecured notes interest rate swap agreement in the notional amount of $25.0 million, and the expected exercise of a separate interest rate swap agreement for GEO’s senior unsecured notes in the notional amount of $25.0 million.
GEO’s foreign exchange rates have been negatively impacted by the strengthening of the U.S. Dollar against the Australian Dollar, the U.K. Pound Sterling, and the South African Rand, which is expected to result in an annualized, pre-tax decrease of approximately $3.5 million in GEO’s International Services operating profit.
For the first quarter 2009, GEO expects revenues to be in the range of $243.0 million to $248.0 million, excluding pass-through construction revenues, and earnings to be in the pro forma range of $0.27 to $0.28 per share, excluding $0.03 per share in after-tax start-up/transition expenses.
Compared to the fourth quarter 2008, GEO’s first quarter 2009 earnings per share estimate reflects a higher projected effective tax rate of approximately 39 percent compared to 37 percent and higher payroll tax costs estimated to be between $0.02 to $0.03 per share which are front-loaded in the first quarter of the year. GEO’s first quarter 2009 earnings are also negatively impacted by higher interest expense as discussed above; normal seasonal population declines; and the discontinuation at year-end 2008 of the managed-only contract at the 1,000-bed Sanders Estes Unit in Texas.
GEO expects 2009 Adjusted EBITDA to be in the range of $175 million to $180 million and 2009 Adjusted Free Cash Flow to be in the range of $105 million to $110 million.
GEO’s guidance is based on a number of assumptions related to GEO’s business including the continued operation of GEO’s current contracts at projected occupancy levels and the activation of GEO’s announced projects under development as scheduled. GEO’s initial 2009 guidance does not include any contribution or negative carrying costs associated with the expansion of GEO’s North Lake Correctional Facility in Baldwin, Michigan, which is scheduled to be completed in the fourth quarter of 2009.
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Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s fourth quarter 2008 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-700-7101 and the international call-in number is 1-617-213-8837. The participant pass-code for the conference call is 76714761. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 12, 2009 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 12588151. GEO will discuss Non-GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 62 correctional and residential treatment facilities with a total design capacity of approximately 60,000 beds, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro forma income from continuing operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro forma income from continuing operations is defined as income from continuing operations excluding start-up/transition expenses, international bid and proposal expenses, and other items as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding start-up/transition expenses, international bid and proposal expenses, and other items as set forth in Table 3 above. Adjusted Free Cash Flow is defined as income from continuing operations after giving effect to the items set forth in Table 4 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included above in Tables 1, 3, and 4, respectively. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
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Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2009 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.
Fourth quarter and full-year financial tables to follow:

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND FIFTY-TWO WEEKS ENDED
DECEMBER 28, 2008 (UNAUDITED) AND DECEMBER 30, 2007
(In thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Revenues	$256,453	$249,994	$1,043,006	$976,299
Operating expenses	194,258	201,707	822,053	787,862
Depreciation and amortization	9,883	8,760	37,406	33,218
General and administrative expenses	17,326	17,644	69,151	64,492

Operating income	34,986	21,883	114,396	90,727
Interest income	1,465	2,210	7,045	8,746
Interest expense	(8,535)	(8,003)	(30,202)	(36,051)
Write off of deferred financing fees from extinguishment of debt	—	—	—	(4,794)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	27,916	16,090	91,239	58,628
Provision for income taxes	10,235	6,123	34,033	22,293
Minority interest	(79)	(115)	(376)	(397)
Equity in earnings of affiliate, net of income tax provision (benefit) of $250, $340, ($805) and $1,030	2,614	671	4,623	2,151

Income from continuing operations	20,216	10,523	61,453	38,089
Income (loss) from discontinued operations, net of tax provision (benefit) of ($639), $574, $236 and $2,310	(3,779)	954	(2,551)	3,756

Net income	$16,437	$11,477	$58,902	$41,845

Weighted-average common shares outstanding:
Basic	50,669	50,347	50,539	47,727

Diluted	51,731	51,774	51,830	49,192

Income per common share:
Basic:
Income from continuing operations	$0.40	$0.21	$1.22	$0.80
Income (loss) from discontinued operations	(0.08)	0.02	(0.05)	0.08

Net income per share-basic	$0.32	$0.23	$1.17	$0.88

Diluted:
Income from continuing operations	$0.39	$0.20	$1.19	$0.77
Income (loss) from discontinued operations	(0.07)	0.02	(0.05)	0.08

Net income per share-diluted	$0.32	$0.22	$1.14	$0.85

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THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 28, 2008 AND DECEMBER 30, 2007
(In thousands)

	December 28, 2008	December 30, 2007
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$31,655	$44,403
Restricted cash	13,318	13,227
Accounts receivable, less allowance for doubtful accounts of $625 and $926	199,665	164,773
Deferred income tax asset	17,340	19,705
Other current assets	12,911	14,638
Current assets of discontinued operations	7,031	7,772

Total current assets	281,920	264,518

Restricted Cash	19,379	20,880
Property and Equipment, Net	878,616	783,363
Assets Held for Sale	4,348	1,265
Direct Finance Lease Receivable	31,195	43,213
Deferred income tax assets, net	4,417	4,918
Goodwill and Other Intangible Assets, Net	34,595	34,676
Other Non Current Assets	33,942	36,998
Non-current assets of discontinued operations	209	2,803

	$1,288,621	$1,192,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$56,143	$47,068
Accrued payroll and related taxes	27,957	34,718
Accrued expenses	82,442	85,498
Current portion of capital lease obligations, long-term debt and non-recourse debt	17,925	17,476
Current liabilities of discontinued operations	1,459	1,672

Total current liabilities	185,926	186,432

Deferred Income Tax Liability	14	223
Minority Interest	1,101	1,642
Other Non Current Liabilities	28,876	30,179
Capital Lease Obligations	15,126	15,800
Long-Term Debt	378,448	305,678
Non-Recourse Debt	100,634	124,975
Total shareholders’ equity	578,496	527,705

	$1,288,621	$1,192,634

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